Exhibit 99.(a)(36)

WORK IN PROGRESS Project Celtic Performance considerations INTERNAL PRESENTATION (Part 1 of 2) • For additional background info • Business case and value creation potential evaluation in progress The Hague, 16 April 2009 Strictly private & confidential JX 247 Q1 2008 1 Confidential KPN00191502

WORK IN PROGRESS Introduction • In October 2008, three strategic scenarios for Celtic were presented and discussed in the Board of Management. The scenarios were: – Buy remaining stake (“public-to-private” transaction) – Sell current KPN stake – Maintain “status quo” (maintain structure and improve operations) • Board of Management (October 2008) mandated: – investigate possible replacement of Celtic management without pursuing the process of acquiring the remaining stake – get business “back on track” • In this presentation, we will review developments since October and strategic fit with KPN, and examine preliminary value creation potential • Objective is to determine if we should “hold on” to the business Q1 2008 2 Confidential KPN00191503

Mergers & Acquisitions

WORK IN PROGRESS

kpn

Developments since October 2008

To be updated with Q1 09 results (to be announced 27 April 2009)

Management	• Management from October 2008 still in place
Financial	• FY 2008 operational and financial performance was mixed[1] – Year-over-year traffic volume decreased slightly by ~ 1.3% – Year-over-year revenue decreased by ~ 5% – Year-over-year EBITDA decreased by ~ 19% • In December 2008, an impairment was made on Celtic – KPN recognized an impairment charge of $89 mn (approx. € 67 mn), which represents the 56% KPN share of the total impairment charge of $159 mn
Share price	• Since October 2008, the share price of Celtic has lost more than half its value – Share price of $0.83 as of 2 Apr 2009 (total equity value of $59 mn) – Analyst target price development (Jefferies): • $4.00 April 2008 • $2.00 October 2008 • $1.25 February 2009 • Jefferies dropped analyst coverage of Celtic in February 2009, there are currently no analysts covering company

1. Based on Jefferies & Company research report dated 27 January 2008

3

Q1 2008

3

Confidential

KPN00191504

WORK IN PROGRESS Strategic rationale Acquisition rationale to SvB(1) Current situation Greater scale Creation of Tier 1 wholesale player with the ambition to become a top three carrier Greater scale achieved Complementary footprints Complementary sales forces and network footprints to generate new sales Achieved, but sales down (14.5% decline YoY for Q4 08) Cost synergies Cost synergies via scale and operational efficiencies Expected synergies are being realized with some delay Cross-selling Knowledge and client base sharing to gain access to new markets Teams have been integrated, cross-selling in progress Strong financial profile Growth strategy via solid balance sheet and cash flow With trading traffic declining, financial profile potentially at risk Other Carrier business dependent on scale and efficiency, acquire/partner or “get out” Scale achieved, efficiency improvements still underway 1 Based on Supervisory Board presentation dated 14 June 2006 (“Project Volcano”) Q1 2008 4 Confidential KPN00191505

WORK IN PROGRESS Market developments • International wholesale traffic is still growing, even in 2008 (approx. 10% in 2008) • Celtic still one of the largest international wholesale carriers • Celtic traffic stabilized in 2008 compared to 2007 at 24 billion minutes, therefore market share decreased • Other market developments – VoIP share still growing – TDM share decreases, but overall still growing and substantial part of the overall business – Deregulation and increased competition has caused prices for long distance telephone service to steadily decline – Gross margins under pressure caused by (regional) operators Q1 2008 5 Confidential KPN00191506

WORK IN PROGRESS Base case financials(1) ($mn) 2004PF 2005PF 2006PF 2007PF 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E Revenue 994.2 1,140.6 1,298.9 1,390.6 1,323.6 1,256.9 1,274.9 1,288.4 1,303.0 1,315.3 1,327.6 1,327.6 Growth 14.7% 13.9% 7.1% (4.8%) (5.0%) 1.4% 1.1% 1.1% 0.9% 0.9% 0.0% Cost of revenue 873.6 1,037.3 1,165.5 1,248.2 1,187.3 1,123.8 1,136.9 1,149.8 1,162.5 1,173.2 1,184.0 1,184.0 Gross margin 120.6 103.3 133.4 142.4 136.3 133.2 137.5 138.6 140.5 142.1 143.7 143.7 Margin 12.1% 9.1% 10.3% 10.2% 10.3% 10.6% 10.8% 10.8% 10.8% 10.8% 10.8% 10.8% Operating expenses 57.2 64.4 72.5 90.1 94.0 95.5 96.9 97.9 99.0 100.0 100.9 100.9 OPERATIGN EBITDA 63.4 38.9 60.9 52.3 42.3(2) 37.6 40.6 40.7 41.5 42.2 42.8 42.8 Margin 6.4% 3.4% 4.7% 3.8% 3.2% 3.0% 3.2% 3.2% 3.2% 3.2% 3.2% 3.2% Depreciation 24.6 18.8 17.4 n.a. 32.0 32.2 32.6 33.0 31.3 28.9 27.9 26.6 Operating EBIT 38.8 20.1 43.5 n.a. 10.3(2) 5.4 8.0 7.7 `10.2 13.2 14.9 16.2 Margin 3.9% 1.8% 3.3% n.a. 0.8% 0.4% 0.6% 0.6% 0.8% 1.0% 1.1% 1,2% Capex (7.5) (8.3) (14.8) n.a. (16.0) (15.0) (18.0) (21.0) (24.0) (26.3) (28.3) (28.3) EBITDA – Capex 55.9 30.6 46.1 n.a. 26.3(2) 22.6 22.6 19.7 17.5 15.9 14.5 14.5 • Beginning in 2010, assumes: – [ ] – [ ] • Business case to be updated after Q1 09 actuals are released on 27 April 2009 1. Actual figures for 2004 – 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009. Projections are based on KPN M&A estimates. 2. Excludes goodwill impairment of $214.8 mn Q1 2008 6 Confidential KPN00191507

WORK IN PROGRESS Performance improvement potential UPDATE WITH M&A ESTIMATES Considerations A Base case valuation •From 2010, 2.1% compounded annual price decline, 3.8% CAGR in minutes, 0.4% higher gross margin during forecast period. B1 Additional price decline •Additional price erosion of 1% per year, resulting in 3.0% compounded annual price decline (vs. 2.1% in base case) B2 Additional growth in minutes •Additional growth in traffic minutes of 1% per year, resulting in 4.7% CAGR in traffic (vs. 3.8% in base case) B3 Gross margin improvement •Additional gross margin improvement resulting in 1.4% higher gross margin during forecast period (vs. 0.4% higher in base case) B4 Opex savings Assumes €2 million of opex savings (vs. €0 in base case) Q1 2008 7 Confidential KPN00191508

WORK IN PROGRESS Performance improvement potential (cont’d) 1. Equity value based on closing share price of $0.83 on 2 Apr 2009 and 71.2 mn shares outstanding Q1 2008 8 Confidential KPN00191509

WORK IN PROGRESS Conclusion and next steps • Preliminary value creation potential assessment suggests that we should “hold on” to business • Our beliefs – Carrier business is core to KPN and scale is key in this market – We think the market is currently undervaluing Celtic – We believe performance can be improved and therefore value creation can be realized – The likelihood of improving performance will increase when Celtic is delisted and KPN has full ownership • Next steps – Validate value creation potential – Identify actions required to implement performance improvement – Assess delisting process and ownership structure going forward Q1 2008 9 Confidential KPN00191510

Mergers & Acquisitions

WORK IN PROGRESS

[kpn logo]

Appendix

Q1 2008                                                                                                                  10

Confidential                                                                                          KPN00191511

WORK IN PROGRESS Operational and financial performance 1. Jefferies and Company 2. NASDAQ index rebased to Celtic share price of $5.49 on 1 January 2006 Q1 2008 11 Confidential KPN00191512

WORK IN PROGRESS Public valuation development of (non-)KPN stake Non-KPN stake currently valued at €16.5 mn, perhaps undervalued Exchg. rate Share price # Shares (mn) Market cap ($and € mn) KPN share Value KPN ($and € mn) Value non-KPN ($and € mn) Acquisition Value(1) (09/10/07) 0.7096 $7.82 €5.55 74.8 $585.3 €415.3 51% $298.5 €211.8 $286.8 €203.5 October 2008 Value (27/10/08) 0.7957 $1.56 €1.24 71.2 $111.1 €88.4 56% $62.6 €49.8 $48.5 €38.6 Current value (2/4/09) 0.7561 $0.83 €0.63 71.2 $59.1 €44.7 56% $33.3 €25.2 $25.8 €19.5 • Value of remaining stake is now $25.8 mn (€19.5 mn) • Last Jefferies target price of $1.25 per share (Feb. 2009) represents ~50% premium to share price as of 2 April 2009 Value ranges of non KPN stake ($and € mn) Premium to current share price 0% 25% 50% 75% 100% Price per share $$0.83 $1.04 $1.25 $1.45 $1.66 Value of non-KPN share ($and € in mn) $$25.8 $32.2 $38.7 $45.1 $51.6 € €19.5 €24.4 €29.3 €34.1 €39.0 UPDATE Share price as of 2 April 2009 Last Jefferies target price (Feb. ’09, $1.25 per share) 1. Closing date was 1 October 2008, acquisition value assumed to be post-dividend market capitalization Q1 2008 12 Confidential KPN00191513

WORK IN PROGRESS Financial comparison 1. Actual figures for 2004 – 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009. Base case projections based on KPN M&A estimates. 2. Jefferies & Co. report dated 27 January 2009 Q1 2008 13 Confidential KPN00191514

WORK IN PROGRESS Financial comparison (cont’d) 1. Actual figures for 2004 - 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009. Base case projections based on KPN M&A estimates. 2. Jefferies & Co. report dated 27 January 2009 3. Defined as EBITDA-capex Q1 2008 14 Confidential KPN00191515

WORK IN PROGRESS Financial comparison (cont’d) 1. Actual figures for 2004 – 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009. Base case projections based on KPN M&A estimates. 2. Jefferies & Co. report dated 27 January 2009 Q1 2008 15 Confidential KPN00191516

WORK IN PROGRESS Jefferies and Co. forecast(1) ($mn) 2004PF 2005PF 2006PF 2007PF 2008A 2009E 2010E 2011E 2012E 2013E 2014E Revenue 994.2 1,140.6 1,298.9 1,390.6 1,323.6 1,257.1 1,275.4 1,289.2 1,303.6 1,316.1 1,328.6 Growth 14.7% 13.9% 7.1% -4.8% -5.0% 1.5% 1.1% 1.1% 10% 0.9% Gross margin 120.6 103.3 133.4 142.4 136.3 133.4 137.4 139.0 140.6 142.0 143.4 Margin 12.1% 9.1% 10.3% 10.2% 10.3% 10.6% 10.8% 10.8% 10.8% 10.8% 10.8% Operating expenses 57.2 64.4 72.5 90.1 94.0 95.6 96.8 97.8 98.9 99.9 100.8 Operating EBITDA 63.4 38.9 60.9 52.3 42.3(2) 37.8 40.6 41.2 41.7 42.1 42.6 Margin 6.4% 3.4% 4.7% 3.8% 3.2% 3.0% 3.2% 3.2% 3.2% 3.2% 3.2% Depreciation 24.6 18.8 17.4 n.a. 32.0 32.2 32.9 33.3 31.2 28.8 27.6 Operating EBIT 38.8 20.1 43.5 n.a. 10.3(2) 5.6 7.7 7.9 10.5 13.3 15.0 Margin 3.9% 1.8% 3.3% n.a 0.8% 0.4% 0.6% 0.6% 0.8% 1.0% 1.1% Capex (7.5) (8.3) (14.8) n.a. (16.0) (15.0) (18.0) (21.0) (24.0) (26.3) (28.3) EBITDA - Capex 55.9 30.6 46.1 n.a. 26.3(2) 22.8 22.6 20.2 17.7 15.8 14.3 Jefferies DCF valuation WACC 15% Terminal growth rate 0% PV Terminal Value 28.3 Firm Value ($mn) 64.0 Net debt (cash) (41.0) Equity value 105.0 Public market discount 15% Public market equity value 89.3 1. Source: Years 2004PF - 2006PF Volcano Supervisory Board presentation dated 6 Dec 2006, 2007PF and 2009E – 2015E Jefferies & Co. report dated 27 Jan 2009 and 2008A10-K 2008 iBasis 2. Excludes goodwill impairment of $214.8 mn Q1 2008 16 Confidential KPN000191517

WORK IN PROGRESS Base case financials(1) ($mn) 2004PF 2005PF 2006PF 2007PF 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E Revenue 994.2 1,140.6 1,298.9 1,390.6 1,323.6 1,256.9 1,274.4 1,288.4 1,303.0 1,315.3 1,327.6 1,327.6 Growth 14.7% 13.9% 7.1% (4.8%) (5.0%) 1.4% 1.1% 1.1% 0.9% 0.9% 0.0% Gross margin 120.6 103.3 133.4 142.4 136.3 133.2 137.5 138.6 140.5 142.1 143.7 143.7 Margin 12.1% 9.1% 10.3% 10.2% 10.3% 10.6% 10.8% 10.8% 10.8% 10.8% 10.8% 10.8% Operating expenses 57.2 64.4 72.5 90.1 94.0 95.5 96.9 97.9 99.0 100.0 100.9 100.9 Operating EBITDA 63.4 38.9 60.9 52.3 42.3(2) 37.6 40.6 40.7 41.5 42.2 42.8 42.8 Margin 6.4% 3.4% 4.7% 3.8% 3.2% 3.0% 3.2% 3.2% 3.2% 3.2% 3.2% 3.2% Depreciation 24.6 18.8 17.4 n.a. 32.0 32.2 32.6 33.0 31.3 28.9 27.9 26.6 Operating EBIT 38.8 20.1 43.5 n.a. 10.3(2) 5.4 8.0 7.7 10.2 13.2 14.9 16.2 Margin 3.9% 1.8% 3.3% n.a. 0.8% 0.4% 0.6% 0.6% 0.8% 1.0% 1.1% 1.2% Capex (7.5) (8.3) (14.8) n.a. (16.0) (15.0) (18.0) (21.0) (24.0) (26.3) (28.3) (28.3) EBITDA - Capex 55.9 30.6 46.1 n.a. 26.3(2) 22.6 22.6 19.7 17.5 15.9 14.5 14.5 Base case valuation WACC 15% Terminal growth rate 0% PV Terminal Value (1.8) Firm Value ($mn) 113.6 Net debt (cash) (29.5) Equity value 143.1 1. Actual figures for 2004 – 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009. Projections are based on KPN M&A estimates. 2. Excludes goodwill impairment of $214.8 mn Q1 2008 17 Confidential KPN00191518